Exhibit 23.3

Consent of Independent Auditor

We consent to the inclusion in Amendment No. 1 to the Registration Statement (No. 333-258069) on Form S-4 of First Foundation Inc. of our report dated March 25, 2021, relating to the consolidated financial statements of TGR Financial, Inc., appearing in this Current Report on Form S-4.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Tampa, Florida

August 3, 2021